UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2012

Media Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	000-53214	26-1703958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11995 El Camino Real, Suite 301, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 436-3350

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Effective January 13, 2012, Our World Live Inc., a Nevada corporation (“OWL”), and a wholly owned subsidiary of Media Technologies, Inc. (“Media Technologies” or the “Company”) entered into a Settlement Agreement Mutual General Release (the “Settlement Agreement”) with Bandcrashers, LLC (“Bandcrashers”), James Jensen Consulting, LLC and James Jensen, individually (collectively “Jensen”).

Pursuant to the Settlement Agreement, the OWL and Bandcrashers resolved and settlement their dispute and respective ownership rights to certain intellectual property under the Cross License Agreement dated July 30, 2009, OWL and Jensen resolved and settlement their dispute under the Contract Employment Agreement entered into in June 2009.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Agreement Mutual General Release, a copy of which is filed as Exhibit 10.01 to this current report on Form 8-K (this “Report”) and the information contained therein is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Media Technologies, Inc.

Dated: January 24, 2012

/s/ Bryant D. Cragun

By: Bryant D. Cragun

Its:  President

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.01	Settlement Agreement Mutual General Release